Exhibit 99.1

                           SOUTHSIDE BANCSHARES, INC.
                        ANNOUNCES THIRD QUARTER EARNINGS
                   NASDAQ Global Select Market Symbol - "SBSI"

Tyler, Texas (November 1, 2006) B. G. Hartley, Chairman and Chief Executive Officer of Southside Bancshares, Inc. ("Southside" or the "Company") is pleased to report financial results for the three months ended September 30, 2006.

Net income increased to $4,052,000 for the three months ended September 30, 2006, compared to $3,833,000 for the same period in 2005, an increase of $219,000, or 5.7%. Mr. Hartley stated that Southside is extremely gratified by the increase in net income for the third quarter of 2006, given the additional operating expenses associated with opening four branches since September 30, 2005 as well as the challenging interest rate environment over the same period. De novo branch expansion as well as the investment associated with the regional lending focus has and will continue to impact short-term net income. It is management's belief that potential long-term benefits associated with these internal investments should greatly outweigh the initial costs.

Earnings per fully diluted share were $0.32 for the three months ended September 30, 2006 compared to $0.31 for the same period in 2005, an increase of $0.01 or 3.2%. The return on average shareholders' equity for the three months ended September 30, 2006 was 14.67% compared to 14.29% for the same period in 2005. The annual return on average assets was 0.86% for the three months ended September 30, 2006, compared to 0.88% for the same period in 2005.

As a part of management's continued evaluation of noninterest expense, department managers completed an evaluation of work flow that identified opportunities to increase productivity primarily through the use of technology investments with less personnel expense. In certain departments the evaluations identified the ability to utilize part-time employees to better staff for peak customer transaction periods in lieu of full-time employees. In addition, through normal attrition management is utilizing productivity gains to not replace all of these positions. The combination of these initiatives resulted in a reduction of full-time employees. Management estimates the annualized impact associated with this strategy will be approximately $800,000. Part of this savings should begin to be reflected in net income during the fourth quarter of 2006 and management believes additional savings may be realized in future quarters as management continues to implement productivity opportunities.

Southside reported net income of $10,823,000 for the nine months ended September 30, 2006, a decrease of $282,000, or 2.5%, when compared to the same period in 2005. Earnings per fully diluted share were $0.85 for the nine months ended September 30, 2006, compared to $0.88 for the same period in 2005, a decrease of $0.03, or 3.4%. The return on average shareholders' equity for the nine months ended September 30, 2006 was 13.26% compared to 14.17% for the same period in 2005. The annual return on average assets was 0.78% for the nine months ended September 30, 2006, compared to 0.88% for the same period in 2005.

Loan and Deposit Growth
-----------------------

Southside's Texas footprint has expanded over the past several years through the opening of strategically placed branches, which remains a central part of our business strategy to position for future success. Loan and deposit growth, as measured in dollars, is detailed below. Another critical portion of Southside's business strategy is the focus on increasing the number of accounts. Management believes that consistent success in growing the number of deposit accounts will continue to provide Southside significant opportunities to enhance fee income as well as market additional products to these account holders. Our goal is to become the primary financial provider for these account holders, thereby creating value from within utilizing this additional organic growth source.

The Company continued to experience solid loan growth during the three months ended September 30, 2006, as loans increased $17.6 million, or 2.4%, to $741.5 million from $723.9 million at June 30, 2006. During the nine months ended September 30, 2006, loans increased $61.2 million, or 9.0%, to $741.5 million from $680.4 million at December 31, 2005. Loan growth during 2006 has occurred primarily in commercial loans, 1-4 family residential loans, and commercial real estate loans. The on-going growth in loans is significant given the increasing competition in the Texas banking market. Additionally, the 2006 loan growth was accompanied by a 15.0% decrease in nonperforming assets. Loans increased $62.4 million, or 9.2%, to $741.5 million at September 30, 2006 when compared to $679.2 million at September 30, 2005.

During the three months ended September 30, 2006, deposits increased $15.8 million, or 1.3%, to $1.21 billion from $1.20 billion at June 30, 2006. The growth in deposits for the three months ended September 30, 2006 was solely the result of an increase in brokered CDs of $19.5 million. During the nine months ended September 30, 2006, the Company's deposits increased $100.1 million, or 9.0% to $1.21 billion from $1.11 billion at December 31, 2005. Approximately $13.6 million of the overall growth in deposits during 2006 resulted from our expanding branch network and continued market penetration. Price related competition for deposits has intensified. The Company has attempted to maintain a disciplined deposit pricing strategy; nevertheless, the current competitive environment could pressure the net interest margin in the coming quarters. The remaining $86.5 million of the deposit growth was the result of the Company issuing callable-brokered certificates of deposits with long-term maturities where the Company controls numerous call options. Brokered deposits at September 30, 2006 totaled $106.3 million compared to $19.8 million at December 31, 2005. We believe these callable-brokered CDs offer the Company significant long-term flexibility. Deposits increased $189.6 million, or 18.6%, to $1.21 billion, at September 30, 2006 when compared to $1.02 billion at September 30, 2005.

Net Interest Income
-------------------

Net interest income for both three month periods ended September 30, 2006 and 2005 was $10.4 million. The net interest margin and net interest spread were impacted by the significant increase in short-term interest rates during 2005 and 2006 combined with significantly smaller increases in long-term interest rates which resulted in an inverted yield curve, where short-term interest rates were higher than long-term interest rates. As a result, the Company's net interest margin and net interest spread decreased to 2.51% and 1.75%, respectively, for the three months ended September 30, 2006 compared to 2.80% and 2.25%, respectively for the same period in 2005 and 2.61% and 1.90%, respectively for the three months ended June 30, 2006. Should the yield curve remain inverted or invert more, the Company's net interest margin and spread could come under additional pressure during the remainder of 2006.

Net Income for the Three Months
-------------------------------

The increase in net income for the three months ended September 30, 2006 was primarily attributable to an increase in noninterest income and a decrease in provision for loan losses. Noninterest income, excluding gain on sale of available for sale securities, increased $582,000, or 10.9%, for the three months ended September 30, 2006, compared to the same period in 2005. The increases in noninterest income were primarily results of increases in deposit services income, gain on sale of loans, and other income, which resulted from numerous increases. Gain on sale of securities increased $230,000, for the three months ended September 30, 2006, compared to the same period in 2005. Provision for loan losses decreased $259,000, or 53.4%, for the three months ended September 30, 2006, compared to the same period in 2005.

The following items partially offset the increase in net income for the three months ended September 30, 2006, when compared to the same period in 2005. Noninterest expense increased primarily as a result of increases in salary and employee benefits, occupancy expense and other noninterest expense. Salaries and employee benefits increased $168,000, or 2.5%, during the three months ended September 30, 2006, when compared to the same period in 2005 due to normal salary increases and higher staffing levels associated with the Company's continued branch expansion and regional lending initiative. Occupancy expense increased $168,000, or 15.9%, for the three months ended September 30, 2006, compared to the same period in 2005 due primarily to branch expansion. Other noninterest expense increased $182,000, or 16.5% for the three months ended September 30, 2006, compared to the same period in 2005, primarily as a result of increases in computer fees, taxes other than real estate, telephone expense, bank analysis fees, student loan origination fee and lender fee expense, and website expense. Income tax expense increased $229,000, or 24.9%, for the three months ended September 30, 2006, when compared to the same period in 2005. Income tax expense increased as a result of the decrease in tax-exempt income as a percentage of pre-tax income for the three months ended September 30, 2006, when compared to the same period in 2005.

Net Income for the Nine Months
------------------------------

The decrease in net income for the nine months ended September 30, 2006 was primarily attributable to an increase in noninterest expense and income tax expense. Noninterest expense increased $2.0 million, or 6.1%, for the nine months ended September 30, 2006, compared to the same period in 2005. Noninterest expense increased primarily as a result of increases in salary and employee benefits, occupancy expense, and, other noninterest expense. Salaries and employee benefits increased $892,000, or 4.3%, during the nine months ended September 30, 2006, when compared to the same period in 2005 due to normal salary increases and higher staffing levels associated with the Company's continued branch expansion and regional lending initiative. Occupancy expense increased $419,000, or 13.2%, for the nine months ended September 30, 2006, compared to the same period in 2005 due primarily to branch expansion. Other noninterest expense increased $320,000, or 9.3% for the nine months ended September 30, 2006, compared to the same period in 2005, primarily as a result of increases in computer fees, taxes other than real estate, telephone expense, bank analysis fees, student loan origination fee expense, and stored value card expense that were partially offset by decreases in other losses. Income tax expense increased $310,000, or 12.3%, for the nine months ended September 30, 2006, when compared to the same period in 2005. Income tax expense increased as a result of the decrease in tax-exempt income as a percentage of pre-tax income for the nine months ended September 30, 2006 when compared to the same period in 2005.

The following items partially offset the decrease in net income for the nine months ended September 30, 2006, when compared to the same period in 2005. Net interest income increased $490,000, or 1.6%, for the nine months ended September 30, 2006 when compared to the same period in 2005. Net interest income increased as a result of increases in the Company's average interest earning assets during the nine months of 2006 when compared to the same period in 2005, which more than offset the decrease in the Company's net interest spread and margin during the same period. Noninterest income, excluding security gains, increased $997,000, or 6.3%, for the nine months ended September 30, 2006, when compared to the same period in 2005. The increases in noninterest income were primarily results of increases in deposit services income, Trust income, and other income. Gain on sale of securities available for sale increased $510,000 for the nine months ended September 30, 2006 compared to the same period in 2005.

About Southside Bancshares, Inc.
--------------------------------

Southside Bancshares, Inc. is a bank holding company with approximately $1.88 billion in assets that owns 100% of Southside Bank. The bank currently has 34 banking centers in East Texas and operates a network of 39 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor. Our investor relations site provides a detailed overview of our activities, financial information, and historical stock price data. To receive e-mail notification of company news, events, and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com.

Forward Looking Statements
--------------------------

     Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be "forward-looking statements" within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. These statements may include words such as "expect," "estimate," "project," "anticipate," "appear," "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions. Forward-looking statements are statements with respect to the Company's beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties and the Company's actual results may differ materially from the results discussed in the forward-looking statements. For example, discussions of the effect of the Company's expansion, including expectations of the costs and profitability of such expansion, trends in asset quality and earnings from growth, and certain market risk disclosures are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 under "Forward Looking Information" and Item 1A. "Risk Factors," and in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

                                                                AT                  AT                  AT
                                                           SEPTEMBER 30,       DECEMBER 31,        SEPTEMBER 30,
SELECTED FINANCIAL CONDITION DATA (AT END OF PERIOD)           2006                2005                2005
-------------------------------------------------------   --------------      --------------      --------------
                                                                          (dollars in thousands)
                                                                               (unaudited)
Total assets ..........................................   $    1,881,291      $    1,783,462      $    1,733,735
Loans .................................................          741,534             680,364             679,169
Allowance for loan losses .............................            7,354               7,090               7,038
Mortgage-backed and related securities:
  Available for sale ..................................          656,787             592,435             564,547
  Held to maturity ....................................          236,259             229,321             229,113
Investment securities:
  Available for sale ..................................           85,679             121,240             109,659
  Held to Maturity ....................................            1,349                   -                   -
Federal Home Loan Bank stock, at cost .................           26,308              28,729              28,444
Deposits ..............................................        1,210,881           1,110,813           1,021,320
Long-term obligations .................................          164,887             229,032             276,584
Shareholders' equity ..................................          116,649             109,290             105,447
Nonperforming assets ..................................            2,599               3,057               2,309
  Nonaccrual loans ....................................            1,213               1,731               1,211
  Loans 90 days past due ..............................              625                 945                 555
  Restructured loans ..................................              223                 226                 242
  Other real estate owned .............................              441                 145                 121
  Repossessed assets ..................................               97                  10                 180

ASSETS QUALITY RATIOS:
Nonaccruing loans to total loans ......................             0.16%               0.25%               0.18%
Allowance for loan losses to nonaccruing loans ........           606.27              409.59              581.17
Allowance for loan losses to nonperforming assets .....           282.95              231.93              304.81
Allowance for loan losses to total loans ..............             0.99                1.04                1.04
Nonperforming assets to total assets ..................             0.14                0.17                0.13
Net charge-offs to average loans ......................             0.13                0.20                0.17

CAPITAL RATIOS:
Shareholders' equity to total assets ..................             6.20                6.13                6.08
Average shareholders' equity to average total assets ..             5.91                6.20                6.24

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals by category for the periods presented:

                                                                AT                  AT                  AT
                                                           SEPTEMBER 30,       DECEMBER 31,        SEPTEMBER 30,
                                                               2006                2005                2005
                                                          --------------      --------------      --------------
                                                                              (in thousands)
                                                                               (unaudited)
Real Estate Loans:
  Construction ........................................   $       35,717      $       35,765      $       39,667
  1-4 Family Residential ..............................          226,128             199,812             195,342
  Other ...............................................          176,636             162,147             162,886
Commercial Loans ......................................          114,090              91,456              86,280
Municipal Loans .......................................          100,994             109,003             112,797
Loans to Individuals ..................................           87,969              82,181              82,197
                                                          --------------      --------------      --------------
Total Loans ...........................................   $      741,534      $      680,364      $      679,169
                                                          ==============      ==============      ==============

                                                                       AT OR FOR THE                       AT OR FOR THE
                                                             THREE MONTHS ENDED SEPTEMBER 30,     NINE MONTHS ENDED SEPTEMBER 30,
                                                             --------------------------------    --------------------------------
                                                                  2006              2005              2006              2005
                                                             --------------    --------------    --------------    --------------
                                                                  (dollars in thousands)              (dollars in thousands)
                                                                       (unaudited)                         (unaudited)
SELECTED OPERATING DATA:
Total interest income ....................................   $       25,101    $       20,438    $       71,595    $       58,602
Total interest expense ...................................           14,739            10,050            40,127            27,624
                                                             --------------    --------------    --------------    --------------
Net interest income ......................................           10,362            10,388            31,468            30,978
Provision for loan losses ................................              226               485               955               947
                                                             --------------    --------------    --------------    --------------
Net interest income after provision for loan losses ......           10,136             9,903            30,513            30,031
                                                             --------------    --------------    --------------    --------------
Noninterest income
  Deposit services .......................................            4,036             3,775            11,452            10,849
  Gain (loss) on sale of securities available for sale ...              254                24               478               (32)
  Gain on sale of loans ..................................              521               414             1,363             1,433
  Trust income ...........................................              423               394             1,230             1,033
  Bank owned life insurance income .......................              260               231               769               673
  Other ..................................................              692               536             1,959             1,788
                                                             --------------    --------------    --------------    --------------
    Total noninterest income .............................            6,186             5,374            17,251            15,744
                                                             --------------    --------------    --------------    --------------
Noninterest expense
  Salaries and employee benefits .........................            6,944             6,776            21,674            20,782
  Occupancy expense ......................................            1,224             1,056             3,598             3,179
  Equipment expense ......................................              239               204               667               624
  Advertising, travel & entertainment ....................              366               440             1,290             1,457
  ATM expense ............................................              254               165               699               467
  Director fees ..........................................              131               144               443               459
  Supplies ...............................................              152               134               504               455
  Professional fees ......................................              373               355             1,006               854
  Postage ................................................              155               149               460               423
  Other ..................................................            1,282             1,100             3,776             3,456
                                                             --------------    --------------    --------------    --------------
    Total noninterest expense ............................           11,120            10,523            34,117            32,156
                                                             --------------    --------------    --------------    --------------
Income before federal tax expense ........................            5,202             4,754            13,647            13,619
Income tax expense .......................................            1,150               921             2,824             2,514
                                                             --------------    --------------    --------------    --------------
Net income ...............................................   $        4,052    $        3,833    $       10,823    $       11,105
                                                             ==============    ==============    ==============    ==============

COMMON SHARE DATA:
Weighted-average basic shares outstanding ................           12,280            12,034            12,239            12,019
Weighted-average diluted shares outstanding ..............           12,755            12,613            12,714            12,638
Net income per common share
  Basic ..................................................   $         0.33    $         0.32    $         0.88    $         0.92
  Diluted ................................................             0.32              0.31              0.85              0.88
Book value per common share ..............................                -                 -              9.48              8.72
Cash dividend declared per common share ..................             0.11              0.11              0.33              0.33

SELECTED PERFORMANCE RATIOS:
Return on average assets .................................             0.86%             0.88%             0.78%             0.88%
Return on average shareholders' equity ...................            14.67             14.29             13.26             14.17
Average yield on interest earning assets .................             5.81              5.28              5.70              5.25
Average yield on interest bearing liabilities ............             4.06              3.03              3.79              2.87
Net interest spread ......................................             1.75              2.25              1.91              2.38
Net interest margin ......................................             2.51              2.80              2.61              2.89
Average interest earning assets to average interest
  bearing liabilities ....................................           123.12            122.41            122.82            121.95
Noninterest expense to average total assets ..............             2.35              2.42              2.47              2.56
Efficiency ratio .........................................            64.66             62.96             67.12             64.72

                           AVERAGE BALANCES AND YIELDS
                             (dollars in thousands)
                                   (unaudited)

                                                                                  Nine Months Ended
                                                   --------------------------------------------------------------------------------
                                                             September 30, 2006                          September 30, 2005
                                                   ----------------------------------------    ------------------------------------
                                                       AVG.                           AVG.         AVG.                       AVG.
                                                     BALANCE        INTEREST         YIELD       BALANCE      INTEREST       YIELD
                                                   -----------     -----------     --------    -----------   -----------   --------
ASSETS
------

INTEREST EARNING ASSETS:
Loans (1) (2) ..................................   $   713,764     $    35,564         6.66%   $   650,862   $    30,043       6.17%
Loans Held for Sale ............................         4,783             191         5.34%         4,467           160       4.79%
Securities:
Investment Securities (Taxable) (4) ............        55,865           1,906         4.56%        51,893         1,451       3.74%
Investment Securities (Tax-Exempt) (3) (4) .....        44,793           2,389         7.13%        69,499         3,691       7.10%
Mortgage-backed Securities (4) .................       887,269          32,907         4.96%       761,223        25,379       4.46%
Federal Home Loan Bank stock & Other
 Investments, at cost ..........................        28,467           1,046         4.91%        27,686           736       3.55%
Interest Earning Deposits ......................           703              24         4.56%           666            15       3.01%
Federal Funds Sold .............................         1,038              37         4.77%         1,168            25       2.86%
                                                   -----------     -----------                 -----------   -----------
Total Interest Earning Assets ..................     1,736,682          74,064         5.70%     1,567,464        61,500       5.25%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks ........................        43,823                                      41,579
Bank Premises and Equipment ....................        33,420                                      30,817
Other Assets ...................................        41,307                                      46,520
  Less:  Allowance for Loan Loss ...............        (7,212)                                     (6,918)
                                                   -----------                                 -----------
Total Assets ...................................   $ 1,848,020                                 $ 1,679,462
                                                   ===========                                 ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

INTEREST BEARING LIABILITIES:
Savings Deposits ...............................   $    50,806     $       479         1.26%   $    50,868   $       381       1.00%
Time Deposits ..................................       450,543          14,340         4.26%       347,037         7,871       3.03%
Interest Bearing Demand Deposits ...............       350,740           6,965         2.66%       309,039         3,749       1.62%
Short-term Interest Bearing Liabilities ........       380,764          12,236         4.30%       266,924         6,810       3.41%
Long-term Interest Bearing Liabilities - FHLB ..       160,517           4,864         4.05%       290,875         7,875       3.62%
Long-term Debt (5) .............................        20,619           1,243         7.95%        20,619           938       6.00%
                                                   -----------     -----------                 -----------   -----------
Total Interest Bearing Liabilities .............     1,413,989          40,127         3.79%     1,285,362        27,624       2.87%

NONINTEREST BEARING LIABILITIES:
Demand Deposits ................................       313,043                                     274,850
Other Liabilities ..............................        11,827                                      14,445
                                                   -----------                                 -----------
Total Liabilities ..............................     1,738,859                                   1,574,657

SHAREHOLDERS' EQUITY ...........................       109,161                                     104,805
                                                   -----------                                 -----------
Total Liabilities and
 Shareholders' Equity ...........................  $ 1,848,020                                 $ 1,679,462
                                                   ===========                                 ===========

NET INTEREST INCOME ............................                   $    33,937                               $    33,876
                                                                   ===========                               ===========
NET YIELD ON AVERAGE EARNING ASSETS ............                                       2.61%                                   2.89%
                                                                                   ========                                ========

NET INTEREST SPREAD ............................                                       1.91%                                   2.38%
                                                                                   ========                                ========

(1) Interest on loans includes fees on loans which are not material in amount.
(2) Interest income includes taxable-equivalent adjustments of $1,710 and $1,713 for the nine months ended September 30, 2006 and 2005, respectively.
(3) Interest income includes taxable-equivalent adjustments of $759 and $1,185 for the nine months ended September 30, 2006 and 2005, respectively.
(4) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5) Southside Statutory Trust III

Note: As of September 30, 2006 and 2005, loans totaling $1,213 and $1,211, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

                           AVERAGE BALANCES AND YIELDS
                             (dollars in thousands)
                                   (unaudited)

                                                                                  Three Months Ended
                                                   --------------------------------------------------------------------------------
                                                             September 30, 2006                          September 30, 2005
                                                   ----------------------------------------    ------------------------------------
                                                       AVG.                           AVG.         AVG.                       AVG.
                                                     BALANCE        INTEREST         YIELD       BALANCE      INTEREST       YIELD
                                                   -----------     -----------     --------    -----------   -----------   --------
ASSETS
------

INTEREST EARNING ASSETS:
Loans (1) (2) ..................................   $   731,345     $    12,612         6.84%   $   671,882   $    10,602       6.26%
Loans Held for Sale ............................         5,054              74         5.81%         3,791            52       5.44%
Securities:
Investment Securities (Taxable) (4) ............        48,530             569         4.65%        46,429           473       4.04%
Investment Securities (Tax-Exempt) (3) (4) .....        44,398             798         7.13%        63,334         1,138       7.13%
Mortgage-backed Securities (4) .................       912,751          11,521         5.01%       793,412         8,833       4.42%
Federal Home Loan Bank stock & Other
 Investments, at cost ..........................        27,309             352         5.11%        28,366           283       3.96%
Interest Earning Deposits ......................           726               7         3.83%           550             5       3.61%
Federal Funds Sold .............................         1,718              22         5.08%         1,185            10       3.35%
                                                   -----------     -----------                 -----------   -----------
Total Interest Earning Assets ..................     1,771,831          25,955         5.81%     1,608,949        21,396       5.28%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks ........................        39,685                                      41,058
Bank Premises and Equipment ....................        33,197                                      31,747
Other Assets ...................................        40,230                                      47,395
  Less:  Allowance for Loan Loss ...............        (7,356)                                     (6,914)
                                                   -----------                                 -----------
Total Assets ...................................   $ 1,877,587                                 $ 1,722,235
                                                   ===========                                 ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

INTEREST BEARING LIABILITIES:
Savings Deposits ...............................   $    51,089     $       167         1.30%   $    50,857   $       142       1.11%
Time Deposits ..................................       484,344           5,513         4.52%       361,048         2,981       3.28%
Interest Bearing Demand Deposits ...............       336,778           2,446         2.88%       312,195         1,451       1.84%
Short-term Interest Bearing Liabilities ........       403,981           4,649         4.57%       310,463         2,721       3.48%
Long-term Interest Bearing Liabilities - FHLB ..       142,352           1,519         4.23%       259,245         2,416       3.70%
Long-term Debt (5) .............................        20,619             445         8.44%        20,619           339       6.43%
                                                   -----------     -----------                 -----------   -----------
Total Interest Bearing Liabilities .............     1,439,163          14,739         4.06%     1,314,427        10,050       3.03%

NONINTEREST BEARING LIABILITIES:
Demand Deposits ................................       315,404                                     286,088
Other Liabilities ..............................        13,427                                      15,292
                                                   -----------                                 -----------
Total Liabilities ..............................     1,767,994                                   1,615,807

SHAREHOLDERS' EQUITY ...........................       109,593                                     106,428
                                                   -----------                                 -----------
Total Liabilities and
 Shareholders' Equity ..........................   $ 1,877,587                                 $ 1,722,235
                                                   ===========                                 ===========

NET INTEREST INCOME ............................                   $    11,216                               $    11,346
                                                                   ===========                               ===========
NET YIELD ON AVERAGE EARNING ASSETS ............                                       2.51%                                   2.80%
                                                                                   ========                                ========

NET INTEREST SPREAD ............................                                       1.75%                                   2.25%
                                                                                   ========                                ========

(1) Interest on loans includes fees on loans which are not material in amount.
(2) Interest income includes taxable-equivalent adjustments of $597 and $582 for the three months ended September 30, 2006 and 2005, respectively.
(3) Interest income includes taxable-equivalent adjustments of $257 and $376 for the three months ended September 30, 2006 and 2005, respectively.
(4) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5) Southside Statutory Trust III

Note: As of September 30, 2006 and 2005, loans totaling $1,213 and $1,211, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.